UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2026 (November 3, 2026)

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Union Blvd., Suite 600
 Lakewood, Colorado, United States 80228
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (303) 974-2140

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common shares, no par value	UUUU	NYSE American LLC
	EFR	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2026, the board of directors (the "Board") of Energy Fuels Inc. (the "Company") appointed Mr. Jeffrey Olsen as (i) a director of the Company and (ii) a member of the Audit Committee of the Board, both with immediate effect.

There are no arrangements or understandings between Mr. Olsen and any other persons pursuant to which Mr. Olsen was selected as a director of the Company. There are no family relationships among Mr. Olsen and the members of the Board or the other members of senior management of the Company. Mr. Olsen is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Consistent with the Company's director compensation program for non-employee directors, as described under the heading "Director Compensation - Retainer and Meeting Fees" in the Company's most recent definitive proxy statement filed with the Securities and Exchange Commission on April 17, 2026, Mr. Olsen will receive an annual retainer as compensation for his service. In addition, in connection with his appointment, Mr. Olsen received 2,078 restricted stock units ("RSUs") on November 3, 2026 at a grant price of $7.99 per common share underlying each RSU, which will vest in three installments as follows: 1,039 RSUs on January 27, 2027, 519 RSUs on January 27, 2028, and the remaining 520 RSUs on January 27, 2029.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC.
(Registrant)

Dated: November 9, 2026	By: /s/ Nathan Longenecker Nathan Longenecker Chief Legal Officer and Executive Vice President, Global Government Relations